Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, April 27, 2016
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS FIRST QUARTER RESULTS

Q1 2016 OPERATING CASH FLOW UP $63 MILLION OVER PRIOR YEAR

NORTHBROOK, IL — April 27, 2016 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported results for the first quarter ended March 31, 2016. As compared to 2015’s first quarter, results for 2016’s first quarter are below:

•                  Net sales of $738 million up $192 million, or 35 percent

•                  Net income of $16 million down $10 million, or 38 percent

•                  Adjusted net income of $22 million down $7 million, or 24 percent

•                  Adjusted EBITDA of $88 million up $1 million, or 2 percent

•                  Diluted EPS of $0.17 down $0.10 per share, or 37 percent

•                  Adjusted diluted EPS of $0.23 down $0.07 per share, or 23 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “KapStone’s operations performed very well in the first quarter with our mills recording record first quarter production.  Our strong operating performance and benefits from Victory, though, were mostly offset by lower prices and less favorable product mix.   Although first quarter cash flows are typically weak, our operating cash flow this quarter improved $63 million over the prior year benefitting from lower cash taxes and Victory. We continue to make good progress on integrating Victory’s packaging needs into our mill and plant system.”

First Quarter Operating Highlights

Consolidated net sales of $738 million in the first quarter of 2016 increased by $192 million, or 35 percent compared to $546 million for the 2015 first quarter. The increase is primarily due to $218 million reflecting the Victory Packaging acquisition which occurred in June 2015 and higher sales volume, offset by lower domestic and export containerboard and export kraft paper prices. The Company sold 692,000 tons of paper during the first quarter of 2016 compared to 661,000 tons a year earlier. The Company’s average mill selling price of $625 per ton in the first quarter of 2016 decreased by $58 per ton, or about 8 percent compared to the first quarter of 2015 due to lower domestic and export containerboard prices, lower export kraft paper prices and a less favorable product mix.

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Operating income of $35 million for the 2016 first quarter decreased by $13 million, or 27 percent, compared to the 2015 first quarter. The lower operating earnings primarily reflect lower domestic and export containerboard and export kraft paper prices,  inflation on salary and certain benefit costs, an increase of the fair value of the Victory contingent consideration liability and higher severance charges partially offset by the Victory Packaging acquisition and related synergies, lower fuel costs, and lower management incentives.

Interest expense, net, was $10 million for the first quarter of 2016, up $3 million from a year ago as a result of borrowings associated with the Victory Packaging acquisition and higher interest rates. Our weighted average interest rate as of March 31, 2016 is 2.1 percent compared to 1.8 percent as of March 31, 2015.

The effective income tax rate for the 2016 first quarter was 34.5 percent compared to 34.8 percent for the 2015 first quarter.

Cash Flow and Working Capital

Cash and cash equivalents of $7 million as of March 31, 2016, remained consistent with balances at December 31, 2015.  Operating activities provided $59 million during the first quarter while investing and financing activities used $32 and $27 million, respectively. Capital expenditures in the first quarter were $36 million.

On March 10, 2016, our Board of Directors approved a regular $0.10 per share cash dividend which was paid in April.

At March 31, 2016, the Company had approximately $417 million of working capital and $473 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “I expect to see our operations continue to perform better and as Victory moves into its strongest seasonal period, the integration of Victory’s corrugated packaging needs should accelerate.”

Conference Call

KapStone will host a conference call at 10:00 a.m. CDT, Thursday, April 28, 2016, to discuss the Company’s financial results for the 2016 first quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:  888-608-7946
International:  484-747-6633
Participant Passcode:  86874247

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

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Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 20 converting plants and 60 distribution centers. The business has approximately 6,400 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements.  Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations and (8) realizing the synergies and benefits of the Victory Packaging acquisition. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any

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obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Quarter Ended March 31,
	2016	2015

Net sales	$738,215	$546,289

Cost and expenses:
Cost of sales, excluding depreciation and amortization	533,277	382,198
Depreciation and amortization	44,539	35,121
Freight and distribution expenses	65,059	43,427
Selling, general and administrative expenses	60,740	38,194
Operating income	34,600	47,349

Foreign exchange (loss)	(103)	(885)
Interest expense, net	9,811	6,413
Income before provision for income taxes	24,686	40,051
Provision for income taxes	8,512	13,951
Net income	$16,174	$26,100

Net income per share:
Basic	$0.17	$0.27
Diluted	$0.17	$0.27

Weighted-average number of shares outstanding:
Basic	96,399,351	96,123,351
Diluted	97,509,528	97,662,608

Effective income tax rate	34.5%	34.8%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended March 31,
	2016	2015
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$16,174	$26,100
Interest expense, net	9,811	6,413
Provision for income taxes	8,512	13,951
Depreciation and amortization	44,539	35,121
EBITDA (Non-GAAP)	$79,036	$81,585

Integration, casualty and other expenses	1,229	568
Change in fair value of contingent consideration liability	1,526	—
Severance expenses	3,048	639
Stock-based compensation expense	3,421	3,780
Adjusted EBITDA (Non-GAAP)	$88,260	$86,572

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$16,174	$26,100
Integration, casualty and other expenses	807	373
Change in fair value of contingent consideration liability	1,003	—
Severance expenses	2,003	421
Stock-based compensation expense	2,248	2,485
Adjusted Net Income (Non-GAAP)	$22,235	$29,379

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.17	$0.27
Integration, casualty and other expenses	0.01	—
Change in fair value of contingent consideration liability	0.01	—
Severance expenses	0.02	0.01
Stock-based compensation expense	0.02	0.03
Adjusted Basic EPS (Non-GAAP)	$0.23	$0.31

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.17	$0.27
Integration, casualty and other expenses	0.01	—
Victory Packaging acquisition expenses	0.01	—
Severance expenses	0.02	—
Stock-based compensation expense	0.02	0.03
Adjusted Diluted EPS (Non-GAAP)	$0.23	$0.30

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,084	$6,821
Trade accounts receivable, net of allowances	372,038	363,869
Other receivables	17,274	18,732
Inventories	335,056	335,903
Prepaid expenses and other current assets	19,298	28,932
Total current assets	750,750	754,257

Plant, property and equipment, net	1,412,379	1,406,146
Other assets	9,298	12,532
Intangible assets, net	335,647	344,583
Goodwill	704,592	704,592
Total assets	$3,212,666	$3,222,110

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$10,000	$6,400
Dividend payable	9,859	9,862
Accounts payable	198,486	196,491
Accrued expenses	65,329	73,138
Accrued compensation costs	48,829	64,149
Accrued income taxes	1,544	15
Total current liabilities	334,047	350,055

Long-term debt, net of current portion	1,523,961	1,543,748
Pension and post-retirement benefits	39,235	40,510
Deferred income taxes	420,803	418,479
Other liabilities	39,099	24,038
Total other liabilities	2,023,098	2,026,775

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	269,482	266,220
Retained earnings	648,768	642,306
Accumulated other comprehensive (loss) income	(62,739)	(63,256)
Total stockholders’ equity	855,521	845,280
Total liabilities and stockholders’ equity	$3,212,666	$3,222,110

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2016	2015
Operating activities:
Net income	$16,174	$26,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	35,603	31,705
Amortization of intangible assets	8,936	3,416
Stock-based compensation expense	3,421	3,780
Pension and postretirement	(448)	(2,892)
Excess tax (deficiency) / benefit from stock-based compensation	140	(1,391)
Amortization of debt issuance costs	1,124	1,007
(Gain) / Loss on disposal of fixed assets	(62)	178
Deferred income taxes	1,064	1,864
Change in fair value of contingent consideration liability	1,526	—
Changes in operating assets and liabilities	(8,873)	(67,679)
Net cash provided by / (used in) operating activities	$58,605	$(3,912)

Investing activities:
Purchase of intangible assets	(500)	—
Capital expenditures	(36,163)	(28,762)
Proceeds from sales of assets	4,856	—
Net cash used in investing activities	$(31,807)	$(28,762)

Financing activities:
Proceeds from revolving credit facility	$134,600	$86,400
Repayments on revolving credit facility	(131,000)	(76,400)
Proceeds from receivables credit facility	6,670	12,962
Repayments on receivables credit facility	(24,700)	(4,962)
Cash dividend paid	(9,696)	(9,838)
Payment of loan amendment costs	(2,250)	—
Proceeds from other current borrowings	—	6,615
Payment of withholding taxes on vested stock awards	(692)	(2,322)
Proceeds from exercises of stock options	209	491
Proceeds from issuance of shares to ESPP	464	415
Excess tax (deficiency) / benefit from stock-based compensation	(140)	1,391
Net cash (used in) / provided by financing activities	$(26,535)	$14,752

Net (decrease) / increase in cash and cash equivalents	263	(17,922)
Cash and cash equivalents-beginning of period	6,821	28,467
Cash and cash equivalents-end of period	$7,084	$10,545

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Unaudited)

	Net Sales
Three Months Ended March 31, 2016	Trade	Intersegment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at March 31, 2016
Paper and Packaging	$520,040	$16,469	$536,509	$46,241	$37,136	$32,355	$2,501,605
Distribution (a)	218,175	—	218,175	1,381	5,661	2,066	665,458
Corporate	—	—	—	(13,022)	1,742	1,742	45,603
Intersegment eliminations	—	(16,469)	(16,469)	—	—	—	—
	$738,215	$—	$738,215	$34,600	$44,539	$36,163	$3,212,666

	Net Sales
Three Months Ended March 31, 2015	Trade	Intersegment	Total	Operating Income (Loss)	Depreciation and Amortization	Capital Expenditures	Total Assets at March 31, 2015
Paper and Packaging	$546,289	$—	$546,289	$58,399	$34,477	$26,250	$2,544,235
Distribution (a)	—	—	—	—	—	—	—
Corporate	—	—	—	(11,050)	644	2,512	43,440
Intersegment eliminations	—	—	—	—	—	—	—
	$546,289	$—	$546,289	$47,349	$35,121	$28,762	$2,587,675

(a) Reflects results of Victory Packaging which KapStone acquired on June 1, 2015

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarter Ended March 31,
Paper and Packaging	2016	2015
Segment income*	$46,528	$57,514
Depreciation and amortization	37,136	34,477
EBITDA	83,664	91,991
Severance expenses	2,262	639
Integration, casualty and other expenses	884	131
Adjusted EBITDA	$86,810	$92,761
Adjusted EBITDA margin	16.7%	17.0%

	Quarter Ended March 31,
Distribution	2016	2015
Segment income*	$991	$—
Depreciation and amortization	5,661	—
EBITDA	6,652	—
Integration, casualty and other expenses	263	—
Severance expenses	391	—
Adjusted EBITDA	$7,306	$—
Adjusted EBITDA margin	3.3%	—

	Quarter Ended March 31,
Corporate	2016	2015
Segment (loss)	$(13,022)	$(11,050)
Depreciation and amortization	1,742	644
EBITDA	(11,280)	(10,406)
Stock-based compensation expense	3,421	3,780
Integration, casualty and other expenses	82	437
Change in fair value of contingent consideration liability	1,526	—
Severance expenses	395	—
Adjusted EBITDA	$(5,856)	$(6,189)

	Quarter Ended March 31,
Consolidated	2016	2015
Segment income*	$34,497	$46,464
Depreciation and amortization	44,539	35,121
EBITDA	79,036	81,585
Stock-based compensation expense	3,421	3,780
Integration, casualty and other expenses	1,229	568
Change in fair value of contingent consideration liability	1,526	—
Severance expenses	3,048	639
Adjusted EBITDA	$88,260	$86,572

* Includes foreign exchange losses